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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) AUGUST 18,1998

                         EMERGING COMMUNICATIONS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   DELAWARE
                ----------------------------------------------
                (STATE OF OTHER JURISDICTION OF INCORPORATION)

             001-13385                               066-0547028
    -----------------------------         --------------------------------
     (COMMISSION FILE NUMBER)             (IRS EMPLOYER IDENTIFICATION NO.)


                         EMERGING COMMUNICATIONS, INC.
                            CHASE FINANCIAL CENTER
                          ORANGE GROVE, CHRISTIANSTED
                     ST CROIX, U.S. VIRGIN ISLANDS    00821
--------------------------------------------------------------------------------
             (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE) (ZIP CODE)



                   REGISTRANT'S TELEPHONE NUMBER, INCLUDING
                           AREA CODE (340) 777-7700

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ITEM 5   OTHER EVENTS

         On August 18, 1998, Emerging Communications, Inc. (the "Company") issued a press release reporting that the Company and Innovative Communication Corporation have entered into a definitive agreement (the "Merger Agreement") providing for the merger (the "Merger") of ICC Merger Sub Corporation ("Merger Sub"), a newly organized Delaware corporation and a wholly owned subsidiary of Innovative Communication Corporation, into Emerging Communications, Inc. upon the terms and subject to the conditions contained in the Merger Agreement. Pursuant to the Merger Agreement, Innovative Communication Corporation, a U.S. Virgin Islands corporation and a wholly owned subsidiary of Innovation Communications Company, has agreed to commence a tender offer (the "Offer") for all of the outstanding shares of common stock, par value $0.01 per share, of Emerging Communications, Inc. at a price of $10.25 per share, net to the seller in cash, without interest thereon, subject to terms and conditions set forth in the Merger Agreement and to be set forth in the tender offer documents. On May 29, 1998, Innovative Communications Company had proposed to acquire Emerging Communications, Inc. at $9.125 per share.

          The Board of Directors, and Special Committee of the Board of Directors, of the Company have unanimously approved the Merger Agreement, the Offer and the Merger and determined that the terms of the Offer and the Merger are fair to, and in the best interest of, the stockholders of Emerging Communications, Inc. The Board of Directors has recommended that all stockholders of Emerging Communications, Inc. accept the Offer and tender their shares. Houlihan, Lokey, Howard & Zukin Capital has acted as financial advisor to the Special Committee of the Board of Directors of Emerging Communications, Inc. and has advised the Special Committee that the consideration to be received by the stockholders of Emerging Communications, Inc. is fair to the stockholders (other than Innovative Communications Company) from a financial point of view as of August 17, 1998.

          Innovative Communications Company, which is wholly owned by Jeffrey J. Prosser, the Chairman of the Board, Chief Executive Officer and Secretary of the Company, currently owns approximately 52% of the outstanding shares of common stock of Emerging Communications, Inc. Approximately 5,352,258 shares of common stock of the Company are owned by the public.

          Prudential Securities Incorporated is acting as dealer manager for the Offer and has acted as financial advisor to Innovative Communications Company.

          A copy of the Merger Agreement is attached to this report as Exhibit
          99.01 and a copy of the press release is attached to this report as
          Exhibit 99.02

ITEM 7    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS

          (a)   Financial Statements of business acquired;
                Not applicable

          (b)   Pro Forma Financial Information
                Not applicable

          (c)   Exhibits
                99.01 Agreement and Plan of Merger among the Company, Innovative Communication Corporation and ICC Merger sub Corporation dated August 17, 1998

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                99.02   Press release of the Company dated
                        August 18, 1998

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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EMERGING COMMUNICATIONS, INC.

Date: August 18, 1998

                                   By: /s/ Thomas Minnich
                                       -------------------
                                       Thomas Minnich
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                                 EXHIBIT INDEX


EXHIBIT NUMBER                             DESCRIPTION
--------------                             -----------

    99.01 Agreement and plan of Merger among the Company, Innovative Communication Corporation and ICC Merger Sub Corporation dated August 17, 1998.

    99.02          Press Release of the Company dated August, 18.